UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 23, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2024, FOXO Technologies Inc., a Delaware corporation (the “Company”), entered into the Shares for Services Agreement (the “Agreement”) with Mitchell Silberberg & Knupp LLP (“MSK”). Pursuant to the Agreement, the Company agreed to issue to MSK 1,311.70 shares of Series D Cumulative Redeemable Preferred Stock (the “Shares”) in satisfaction of the $1,515,993 owed to MSK for legal services previously provided by MSK to the Company, representing a $204,293 discount. The Company also entered into Registration Rights Agreement which provides for the registration of shares to be issued pursuant to the conversions of the Shares.

The disclosure above is not a full disclosure of the terms of the Agreement and the Registration Rights Agreement. Copies of the Agreement and the Registration Rights Agreement are attached hereto as Exhibits 99.1 and 99.2 respectively.

Item 3.02	Unregistered Sales of Equity Securities.

In regard to the issuance of the Shares, the disclosure in Item 1.01 is incorporated by reference into this Item 3.02 herein.

The securities issued above were made in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, based in part on the representations of MSK. There were no sales commissions paid pursuant to this transaction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Shares for Services Agreement dated December 23, 2024 with Mitchell Silberberg & Knupp LLP
99.2	Registration Rights Agreement dated December 23, 2024 with Mitchell Silberberg & Knupp LLP
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: December 27, 2024	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer

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